THIS DEED MADE THE 1ST DAY OF MAY 2007.

BETWEEN:
OMEGA VENTURES INC. a limited liability company having its registered office at Suva in the Republic of Fiji (hereinafter together with its successors and assigns referred to as the “the Assignor” of the first part)

A N D:
BUKA VENTURES INC. a limited liability company having its registered office at Suva in the Republic of Fiji Islands (which together with its successors and assigns is hereinafter referred to as "the Assignee") of the third part

WHEREAS:

A.
THE Assignor and the Assignee entered into an Assignment Agreement dated the 26th day of April, 2007 (hereinafter referred to as “the Assignment Agreement”) whereby the Assignor agreed to assign to the Assignee Mining Tenement 1419, Sigatoka Gold Claim, in the Republic of Fiji Islands (hereinafter referred to as “Claim”) upon the terms and conditions contained in the Assignment Agreement.

B.	THE Assignor has now agreed to assign his interest under the said Assignment Agreement to the Assignee and the Assignor has agreed to the assignment upon the terms and conditions contained herein.

NOW THEREFORE THIS DEED WITNESSETH AS FOLLOWS:-

1.
THE Assignor HEREBY ASSIGNS all his rights title and interest in the Assignment Agreement to the Assignee which hereby agree to take the assignment of the same from the 1st day of May, 2007. The Assignor hereby consents to this assignment.

2.	THE Assignee hereby agrees to be bound by all the terms and conditions of the Assignment Agreement and hereby covenants with the Assignor to observe the same.

3.	THE Assignee hereby also agrees with the Assignor as follows:-

(i)       that the sum of $5,000.00 (Five Thousand) in United States lawful currency be given to the Assignor by the Assignee as consideration for the Assignment of Mining Tenement 1419.

4.	UPON receipt by the Assignor of the consideration it referred to in clause 3(i) above the Assignor shall thereafter release the Assignee from all further obligations under the Assignment Agreement.

THE parties covenant with each other to do all such acts matters and things and take all necessary steps as may be necessary and/or requisite for the purpose of carrying into effect the matters set out herein.

6.
IN the event that any provision of this Deed or its application to any person or circumstances is or is found to be invalid or unenforceable the invalidity of unenforceability of such provisions shall not affect the validity or enforceability of the other provisions of this Deed or the application of such other provisions to any person or circumstances which other provisions shall remain in full force and effect.

7.	THIS Deed shall not be changed or modified in any way subsequent to its execution except in writing signed by the parties.

8.
THIS Deed forms the whole of the agreement between the parties respecting the subject matter hereto and no representation, warranty or statement not included or specifically provided for herein shall form part of the Deed between the parties.

9.
THIS Deed shall be governed and construed exclusively by the Laws of Fiji where the said properties are situated and the parties hereto agree that only the Courts of the Law in Fiji shall have jurisdiction to entertain any action in respect of this Deed and on matters flowing from this Deed.

10.                      THE costs of this Deed shall be paid by the Assignee.

AGREED TO BY:

OMEGA VENTURES INC.

BUKA VENTURES INC.

RITESH CHANDRA SINGH
Ritesh Chandra Singh